EX-10.aa
	 	 	 PEAKING CAPACITY AGREEMENT
	 	 	 	   between
	 	    BLACK HILLS	POWER AND LIGHT	COMPANY
	 	 	 	     and
	 	    SUNFLOWER ELECTRIC POWER CORPORATION

     This Firm Peaking Capacity	Agreement ("Agreement")	made and entered
into this 11th day of October, 1993, by	and between Sunflower Electric
Power Corporation ("SEPC"), a Kansas Corporation, and Black Hills Power	and
Light Company ("BHP"), a South Dakota Corporation; with	SEPC and BHP being
sometimes hereinafter referred to as "Parties" collectively or as a "Party" singularly.

     WHEREAS, the Parties to this Agreement are	engaged	in the business	of
generation, transmission, and sale of electric power and energy	and either
own, or	have available for their use, and operate and maintain electric
generation and transmission facilities;	and

     WHEREAS, BHP requires firm	peaking	capacity to meet its public
obligation to serve its	customers, and desires to purchase such	peaking
capacity and associated	energy;

     WHEREAS, SEPC and Western Area Power Administration ("WAPA") are entering into Contract No. 93-LAO-722 ("the SEPC-WAPA Contract") for firm
transmission service to	effect deliveries of peaking energy to BHP;

     WHEREAS, SEPC owns	peaking	capacity and associated	energy that it
desires	to sell	to BHP;	and

     WHEREAS, the Parties desire to enter into this Agreement for the sale
by SEPC	and the	purchase by BHP	of firm	peaking	power and energy and the
delivery of such power and energy to BHP as provided herein.

     NOW, THEREFORE, in	consideration of the premises and mutual covenants
set forth herein, the Parties agree as follows:

	 	 	 ARTICLE I - DEFINITIONS

As used	herein:

1.1  "Contract Rate of Delivery" shall mean Contract Rate of Delivery as
     such is defined in	Section	2.1 hereof.

1.2  "Contract Year" shall mean	the period of twelve consecutive calendar
     months commencing at 12:01	a.m. on	October	1, 1993, and at	12:01 a.m.
     on	October	1 of each year thereafter during the term of this
     Agreement.

1.3  "Peaking Energy" shall mean energy	provided by SEPC under the SEPC-
     WAPA Contract and delivered to BHP	by WAPA.  Such Peaking Energy shall
     not exceed	a monthly load factor of 15%.


1.4  "Phase I" shall mean Phase	I as defined in	Title IV of the	Clean Air
     Act Amendments of 1990, commencing	January	1, 1995, and extending
     through December 31, 1999,	and as applicable to power and energy
     generation	facilities.

1.5  "Prudent Utility Practice"	shall mean any of the practices, methods
     and acts at a particular time, which, in the exercise of reasonable judgment in the light of the facts, including but not limited to the
     practices,	methods	and acts engaged in or approved	by a significant
     portion of	the electric utility industry prior thereto, known at the
     time the decision was made, would have been expected to accomplish	the
     desired result at the lowest reasonable cost consistent with reliability, safety and expediency. In applying the standard of Prudent Utility Practice to any matter under this Agreement, equitable consideration should be given to the circumstances, requirements and
     obligations of each of the	Parties.  It is	recognized that	Prudent
     Utility Practice is not intended to be limited to a single	best
     practice, method or act to	the exclusion of all others, but rather	can
     be	within a spectrum of possible practices, methods or acts which
     could reasonably have been	expected to accomplish the desired result.

1.6  "SEPC Peaking Resources" shall mean the SEPC-owned	generating capacity
     associated	with combustion	turbine	units No. 4 ("S4") and No. 5 ("S5")
     at	SEPC's generation complex location in Garden City, Kansas.

	 	    ARTICLE II - PEAKING CAPACITY SALE BY SEPC

2.1  Except as otherwise provided in this Agreement, SEPC shall	supply from
     its system	and BHP	shall purchase and receive up to 50 MW of seasonal
     firm peaking capacity and associated energy, as such peaking capacity
     is	more specifically set forth in the initial Exhibit A ("Contract
     Rate of Delivery")	attached hereto	and made a part	hereof;	provided,
     however, that SPEC	shall not be obligated to supply capacity in excess
     of	the seasonal amounts reserved by BHP in	accordance with	the
     provisions	and limitations	of this	Agreement.  Exhibit A may be
     modified on or before July	1 of each year in accordance with Section
     2.4 below.	 SEPC's	obligation to supply seasonal capacity and
     associated	energy is from its system and is not conditioned on the
     operation of SEPC Peaking Resources.

2.2  BHP shall pay SEPC	monthly	for the	Contract Rate of Delivery purchased
     hereunder pursuant	to the capacity	rates provided in Exhibit A.

2.3  BHP may submit written requests for changes to the	amounts	of peaking
     capacity purchased	as deemed necessary or desirable by BHP.  SEPC's
     authorized	representative,	as identified in Section 16.2 will act upon
     each such request and furnish a written determination within 90 days
     after receipt of such request of SEPC's ability to	accommodate said
     changes.  If the request is approved by SEPC, Exhibit A shall be
     amended to	reflect	the new	amounts	of peaking capacity purchased by
     BHP.

2.4  On	or before July 1 of each year following	the execution of this
     Agreement,	BHP shall inform SEPC, in writing, of the estimated future
     winter season (October through March) and summer season (April through
     September)	peaking	requirements, in megawatts, at the point of
     delivery that BHP desires SEPC to provide as set forth in Exhibit A
     hereunder for the next four years (October	1 through September 30),
     beginning on October 1 following the aforesaid July 1 and ending on
     September 30, four	years later.  Within ninety days after receipt of
     said request, SEPC	shall inform BHP, in writing, whether or not SPEC
     can provide such capacity at the designated point of delivery.  If	a
     request is	denied,	supporting documentation will be provided by SEPC
     upon receipt of a written request by BHP.	If SEPC	approves BHP's
     request, Exhibit A	will be	revised	to reflect the new capacity
     reservations.  Notwithstanding that the Parties may subsequently agree
     to	a new Exhibit A	under this Section 2.4 that may	extend beyond
     September 30, 1996, each party reserves the right to terminate this
     Agreement at the times as provided	in Section 9.1 unless the Parties
     agree otherwise in	writing.

	 	 	 ARTICLE III - PURCHASE	OF ENERGY

3.1  BHP may purchase energy associated	with firm peaking capacity up to
     such seasonal amounts identified in Exhibit A.  Such energy shall be
     limited to	a maximum of 15% load factor each month.

3.2  The price of energy purchased hereunder by	BHP shall be determined	by
     the application of	the following energy pricing formula:

	 	 	 E = (Fuel + VOM) * 1.2
     Where:

	  E	    = SEPC's energy price per MWH
	  Fuel	    = SEPC Peaking Resources equivalent	fuel cost
	  VOM	    = SEPC's variable operation	and maintenance	cost per
	 	    MWH	shall be $1.00 per MWH beginning in 1993 and shall
	 	    escalate annually on January 1 at the rate of 5%.

	 	 	 ARTICLE IV - POINT OF DELIVERY

4.1  The point of delivery for power and energy	sold to	BHP under this
     Agreement shall be	BHP's point of interconnection with WAPA at the
     western bus of the	Stegall	substation, or such other point	as the
     Parties may agree upon and	identified in Exhibit A.

	 	    ARTICLE V -	AVAILABILITY AND SCHEDULING

5.1  The firm peaking capacity supplied	to BHP at the Contract Rate of
     Delivery as provided in Exhibit A shall be	available for scheduling
     during each Contract Year.

5.2  BHP system	operators shall	communicate with WAPA's	system operators to
     facilitate	daily scheduling of energy from	SEPC to	BHP under this
     Agreement.	 BHP shall normally furnish WAPA with a	schedule for such
     energy by the hour	ending 1400 MST	of the day prior to the	beginning
     of	such schedule.	Schedules for Saturday,	Sunday,	and Monday shall be
     provided by the hour ending 1400 on the preceding Friday.
	 	    ARTICLE VI - OPERATION AND MAINTENANCE

6.1  BHP and SEPC shall	operate	and maintain their electric systems in
     accordance	with Prudent Utility Practice.	Each Party shall perform
     such maintenance at such time as it deems necessary, in its sole
     discretion, but shall use its best	efforts	to schedule such
     maintenance in such a manner as to	limit the overall inconvenience	to
     the parties such that no Party is unduly penalized.

	 	 	 ARTICLE VII - BOOKS AND RECORDS

7.1  The Parties shall maintain	such books and records as are required for
     the administration	of this	Agreement and shall provide each other
     access to such books and records as well as reasonable access to each
     other's electric systems to permit	audits or confirmation of
     compliance	with the provisions of this Agreement.

	 	    ARTICLE VIII - BILLING AND PAYMENTS

8.1  As	soon as	practicable after the end of each calendar month, SEPC
     shall determine and report	to BHP the schedules of	power and energy
     delivered to BHP under this Agreement during said month. For billing purposes, the amount of energy delivered by SEPC to BHP under this
     Agreement shall be	the amount of energy scheduled by BHP during said
     month.

8.2  SEPC shall	bill BHP monthly, in sufficient	detail,	for the	preceding
     calendar month's services rendered	hereunder.  Bills for services
     provided hereunder	shall be due within 15 days of the billing date.
     BHP shall submit payment to SEPC via wire transfer	to an SEPC account,
     which account number shall	be specified in	writing	to BHP prior to	the
     commencement of each Contract Year.

8.3  Bills shall be rendered by	facsimile transmission unless otherwise
     agreed to by the Parties in writing.  Said	bills shall be deemed
     rendered upon receipt by BHP, and BHP shall immediately confirm such
     receipt by	return facsimile to SEPC.  If the due date of any bill
     falls on Saturday,	Sunday or a holiday observed by	BHP, the bill shall
     be	due on the next	following BHP work date.  Bills	shall be deemed
     paid upon verification of receipt of funds	by SEPC	pursuant to Section
     8.2 herein.  Interest on any unpaid bill shall accrue from	the date
     due and shall be compounded daily until the date payment is made.
     Such interest rate	shall be established by	the Federal Energy
     Regulatory	Commission ("FERC") for	refunds	as set forth in	18 C.F.R.
     Section 35.19a or successor sections and shall be computed	on the
     basis of actual days and a	365 day	calendar year.

8.4  In	the event BHP wishes to	dispute	all or any part	of the charges
     submitted by SEPC,	it shall nevertheless pay in full the amount of	the
     charges when due and shall, within	60 days	after the billing due date,
     give written notice stating the specific grounds on which the charges are disputed and the amount in dispute. This 60-day period shall not
     apply to any disputed amounts that	could not, through reasonable
     diligence,	have been identified during the	60-day period including	any
     disputed amounts identified pursuant to an	inspection of records under
     Section 7.1.  BHP will not	be entitled to any adjustment on account of
     any disputed charges which	are not	brought	to the attention of SEPC
     within the	time and in the	manner herein specified.  If settlement	of
     the dispute results in a refund to	BHP, interest shall accrue from	the
     date of BHP's payment and be compounded daily until the date upon
     which the refund is made.	Such interest rate shall be established	by
     the FERC for refunds as set forth in 18 C.F.R. Section 35.19a or
     successor sections	and shall be computed on the basis of actual days
     and a 365 day calendar year.

	 	 	 ARTICLE IX - TERM OF AGREEMENT

9.1  The term of this Agreement	shall be from the date of its execution,
     which date	shall be inscribed in the first	paragraph hereof, through
     September 30, 1996, and from year-to-year thereafter unless terminated
     by	either Party giving at least 90	days written notice prior to the
     end of the	then current Contract Year.  Neither Party may give such
     notice of termination prior to July 1, 1996.

	 	 	 ARTICLE X - TERMINATION

10.1 No	termination of this Agreement shall release either Party from its
     obligation	to pay for any charges incurred	prior to the effective date
     of	such termination, and for any sale or exchange of power	and energy
     made pursuant to any Exhibit as may be signed by the Parties hereto
     and attached to this Agreement, or	any legally binding arrangements
     related thereto, until the	satisfaction and discharge of such
     obligations or as otherwise mutually agreed by the	Parties	hereto.

10.2 This Agreement is coterminous with	the SEPC-WAPA Contract for
     transmission service.  If the SEPC-WAPA Contract is terminated by
     WAPA, SEPC	shall notify BHP within	30 days	of receipt of notice of
     such termination and, unless the Parties mutually agree otherwise,
     this Agreement shall terminate on the same	date of	termination as the
     SEPC-WAPA Contract.  SEPC shall use reasonable efforts to keep the
     SEPC-WAPA Contract	in full	force and effect.

	 	    ARTICLE XI - TAXES,	FEES, AND ALLOWANCES

11.1 Should any	fee be charged to SEPC by any public authority having
     jurisdiction over the transaction hereunder, or any federal, state	or
     local tax be levied upon the electric power or energy to be sold
     hereunder or upon SEPC measured by	or directly related to the power or
     energy sold or the	revenue	therefrom, such	tax or fee shall be added
     to	the bill rendered to BHP as determined under the appropriate rates and billing procedures, unless said Parties agree otherwise. SEPC shall, within 30 days of receipt of notification concerning any tax or
     fee not imposed as	of the date of execution of this Agreement, notify
     BHP of the	conditions being imposed upon SEPC's sale of power and
     energy hereunder.

11.2 The Parties recognize that	Congress has enacted the Clean Air Act
     Amendments	of 1990, and that during the term of this Agreement,
     legislatures, regulatory bodies or	courts may enact or issue other
     laws, regulations or orders relating to the environment that may
     affect the	generation, sale, purchase or use of power and energy under
     this Agreement.

11.3 BHP represents and	warrants that this Agreement and any capacity or
     energy purchased by BHP under this	Agreement are not intended to be
     used, and will not	be used, as part of a strategy or plan,	by BHP or
     any other utility,	to comply with Phase I emission	limitations by
     compensating for the reduced generation or	under-utilization of any
     such Phase	I unit(s) owned	or operated by BHP or any other	utility.
     BHP shall defend and save harmless	SEPC from any costs, penalties,
     losses and	liabilities resulting in any manner or degree from BHP's
     breach of the representations and warranties covered in this Section
     11.3.

11.4 If	any tax, fee or	requirement of allowances and costs referenced in
     this Article XI increases the price being paid for	firm peaking
     capacity and associated energy hereunder by 30% or	more, BHP may,
     prior to July 1 of	each year, notify SEPC of its intent to	terminate
     this Agreement on the following October 1.

	 	 	 ARTICLE XII - FORCE MAJEURE

12.1 No	Party shall be considered to be	in default with	respect	to any
     obligation	hereunder if prevented or delayed in whole or in part from
     fulfilling	such obligation	by reason of the occurrence of a Force
     Majeure, provided that the	provisions of this Section shall not apply
     to	the obligation to make payments	when due for services actually
     rendered under this Agreement.  The term "Force Majeure" shall mean
     storm, flood, lightning, earthquake, fire,	explosion, failure of
     facilities	not due	to lack	of proper care or maintenance, civil
     disturbance, labor	disturbance, sabotage, war, national emergency,
     restraint by court	or act of a Public Authority, or other causes
     beyond the	control	of the Party affected, which such Party	could not
     reasonably	have been expected to have avoided by exercise of due
     diligence and foresight and by provision of facilities in accordance
     with Prudent Utility Practice.  Any Party unable to fulfill any of	its
     obligations by reason of Force Majeure will exercise its best efforts
     to	remove such disability with reasonable dispatch, provided that no
     Party shall be required to	settle or resolve labor	disturbances or
     strikes or	to accept or agree to governmental or regulatory orders	or
     conditions	without	objection or contest on	any basis not acceptable to
     such Party	in its sole discretion.	 Notice	of the occurrence of a
     Force Majeure shall be given by the Party affected	as soon	as
     reasonably	possible, but in no event later	than 48	hours after
     learning of such Force Majeure.

	 	 	 ARTICLE XIII -	APPROVALS

13.1 This Agreement and	any subsequent amendment(s) hereto shall be subject
     to	the authority of any regulatory	body or	approving authority having
     jurisdiction hereof.

	 	 	 ARTICLE XIV - ASSIGNMENT

14.1 This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the Parties hereto.

14.2 SEPC, without the approval	of BHP,	may assign, transfer, mortgage or
     pledge this Agreement to create a security	interest for the benefit of
     the United	States of America, acting through the Administrator of the
     Rural Electrification Administration (the "Administrator").
     Thereafter, the Administrator, without the	approval of BHP, may (a)
     cause this	Agreement to be	sold, assigned,	transferred or otherwise
     disposed of to a third Party pursuant to the terms	governing such
     security interest,	or (b) if the Administrator first acquires this
     Agreement pursuant	to 7 U.S.C. Section 907, sell, assign, transfer	or
     otherwise dispose of this Agreement to a third Party; provided,
     however, that in either case (i) SEPC is in default of its	obligations
     to	the Administrator that are secured by such security interest and the Administrator has given BHP notice of such default; and (ii) the
     Administrator has given BHP thirty	days' prior notice of its intention
     to	sell, assign, transfer or otherwise dispose of this Agreement
     indicating	the identify of	the intended third-Party assignee or
     purchaser.	 No permitted sale, assignment,	transfer or other
     disposition shall release or discharge SEPC from its obligations under this Agreement.

14.3 BHP may, without the approval of SEPC, assign, transfer, mortgage or
     pledge this Agreement, to create a	security interest for the benefit
     of	BHP's mortgage indenture trustee and the bondholders thereunder.

14.4 This Agreement shall inure	to the benefit of and be binding upon the
     respective	successors of the Parties by merger or sale of
     substantially all assets.

14.5 Except as provided	in Section 14.1	through	14.4 above, neither Party
     shall assign its interest in this Agreement, in whole or in part, without the prior written consent of the other Party. Such consent shall not be unreasonably withheld.

	 	 	 ARTICLE XV - INDEMNIFICATION

15.1 Each Party	shall indemnify, hold harmless and defend the other Party,
     its agents, servants, employees, officers and directors from any and all costs and expenses, including but not limited to reasonable attorneys fees, court costs and other amounts which said other Party, its agents, servants, employees, officers and directors are or may
     become obligated to pay on	account	of any and all demands,	claims,
     liabilities or losses arising or alleged to have arisen out of or in
     any way connected with the	negligent acts or omissions or willful or
     wanton action of the indemnifying Party, its agents, servants,
     employees,	officers or directors whether such demands, claims,
     liabilities or losses be for damages to property or injury	or death of
     any person.


	 	 	 ARTICLE XVI - GENERAL

16.1 In	no event shall a Party to this Agreement be liable to the other
     Party hereto for any indirect, consequential, punitive, or	similar
     damages arising from or in	any way	connected with this Agreement.

16.2 Notices to	SEPC shall be sent to the Sr. Manager, Power Marketing,
     P.O. Box 980, Hays, KS 67601.  Notices to BHP shall be sent to the
     Manager, Electric Operations, P.O.	Box 1400, Rapid	City, SD  57709.
     Either Party may change its address or the	representative to which
     notices are to be sent by providing written notice	of such	change to
     the other Party.

16.3 Any waiver	at any time by a Party of its rights with respect to a
     default under this	Agreement, or with respect to any other	matter
     arising in	connection with	this Agreement,	shall not be deemed a
     waiver with respect to any	other default or matter.

16.4 It	is understood and agreed that all representations, understandings
     and prior negotiations are	merged into this Agreement and that this
     Agreement constitutes the sole and	entire Agreement between the
     Parties and no modification hereof	shall be binding unless	made a part
     hereof in writing executed	by both	Parties.

     IN	WITNESS	WHEREOF, the Parties hereto have caused	this Agreement to
be executed the	day and	the year first above written.

	 	 	 	   SUNFLOWER ELECTRIC POWER CORPORATION

	 	 	 	   /s/L. Christian Hauck
	 	 	 	   L. Christian	Hauck, President and
	 	 	 	   Chief Executive Officer

ATTEST:

/s/L. Earl Watkins, Jr.
L. Earl	Watkins, Jr., Secretary


	 	 	 	   BLACK HILLS POWER AND LIGHT COMPANY


	 	 	 	   /s/Everett E. Hoyt
	 	 	 	   Everett E. Hoyt
	 	 	 	   President


ATTEST:


/s/Roxann Basham
Roxann Basham

	 	 	  Peaking Capacity Agreement

	 	 	 	 Exhibit A

	       Schedule	of Firm	Peaking	Capacity Commitments


1.   The specifications	of this	Exhibit	A, agreed to on	this 11th day of
     October, 1993, shall become effective on October 1, 1993, and shall remain in effect unless and until this Exhibit A is amended in writing
     by	the Parties hereto; provided, however, this Exhibit A or any
     succeeding	amendments to it shall terminate upon the expiration of	the
     SEPC-WAPA Contract.

2.   The Initial Point of Delivery will	be the western bus of the Stegall
     Substation	at a nominal voltage of	230 KV,	or such	other point as the
     Parties may agree.	 The annual firm seasonal peaking reservations in
     accordance	with Article II	of the Agreement are as	follows:

	       Year	 	   Summer	       Winter

	       1993	 	   0 MW	 	       15 MW

	       1994	 	   40 MW	       20 MW

	       1995	 	   50 MW	       30 MW

	       1996	 	   20 MW	       0 MW

3.   The rates for firm	peaking	capacity are provided by year in the
     following chart.

	 	 	 Year	 	     Rate Per KW-Month

	 	 	 1993	 	 	  $3.20

	 	 	 1994	 	 	  $3.78

	 	 	 1995	 	 	  $4.41

	 	 	 1996	 	 	  $4.63